                                                                     EXHIBIT 4.2

         NEITHER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR THE SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE, OF AIRTRAN HOLDINGS, INC. FOR WHICH THE WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN NOR ANY SHARE OF COMMON STOCK ACQUIRED UPON EXERCISE HEREOF MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE OR ANY SECURITIES OF THE COMPANY FOR WHICH THE WARRANT IS EXERCISABLE, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE ELIGIBLE FOR RESALE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE WARRANT AGENT'S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, AN ASSIGNMENT IN THE FORM APPEARING ON THE OTHER SIDE OF THIS WARRANT CERTIFICATE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THIS SECURITY IS SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED AS OF APRIL 12, 2001 BETWEEN THE COMPANY AND BOEING CAPITAL LOAN CORPORATION (THE "INITIAL PURCHASER"), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

No. ATH-1                                                       166,400 Warrants
                              WARRANT CERTIFICATE

                            AIRTRAN HOLDINGS, INC.

                  This Warrant Certificate certifies that Boeing Loan Corporation, or registered assigns, is the registered holder (the "Holder") of 166,400 Warrant(s) (the "WARRANT(S)") to purchase shares of Common Stock, $0.001 par value per share (the "COMMON STOCK"), of AIRTRAN HOLDINGS, INC., a Nevada corporation (the "COMPANY"). Each Warrant entitles the Holder to purchase from the Company at any time from 9:00 a.m. New York City time on or after the Exercisability Date (as defined in the Warrant Agreement) until 5:00 p.m., New York City time, on April 12, 2006 (the "EXPIRATION DATE"), 18.02885 fully paid and nonassessable shares of Common Stock (as may be adjusted, the "WARRANT SHARES", and which may also include any other securities or property purchasable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) at the exercise price (the "EXERCISE PRICE") of $4.51 per Warrant Share upon surrender of this Warrant Certificate and payment of the Exercise Price at any office or agency maintained for that purpose by the Company (the "WARRANT AGENT OFFICE"), subject to the conditions set forth herein and in the Warrant Agreement. Notwithstanding the foregoing, in the event that any Holder of Warrant Certificates delivers such Warrant Certificates to the Company and indicates on the Election to Exercise that such Holder intends to exercise all, or any portion of, the Warrants represented by such Warrant Certificate to satisfy its obligation to pay the Exercise, such Holder shall be entitled to receive, a number of Warrant Shares in respect of the exercise of such Warrants equal to the product of: (A) the number of Warrant Shares issuable
                           ----------
upon the exercise of such Warrant Certificates (or, if only a portion of such Warrant Certificates are being exercised, issuable upon the exercise of such portion) multiplied by (B) the quotient of: (i) the difference between: (X) the
         -------------         -----------          ----------
per share Fair Market Value of the Common Stock at the time of such exercise; minus (Y) the Exercise Price at the time of such exercise; divided by (ii) the
-----                                                      ----------
per share Fair Market Value of the Common Stock at the time of such exercise. An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a "CASHLESS EXERCISE."

                  To the extent an exercise of a Warrant is not effected through a Cashless Exercise, the Exercise Price shall be payable by certified check or official bank check or by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts. The Company has initially designated the principal corporate trust office of the Warrant Agent in The City of Wilmington, Delaware, as the initial Warrant Agent Office. The Exercise Price and the number and kind of Warrant Shares purchasable upon the exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                  Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on April 12, 2006 shall expire and thereafter be void.

                  Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, as such term is used in the Warrant Agreement.

                  All terms used herein but not defined herein have the meanings ascribed to such terms in the warrant agreement.

                  THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                  WITNESS the seal of the Company and signatures of its duly authorized officers.

Dated:

                                            AIRTRAN HOLDINGS, INC.


                                            By: /s/ Steven A. Rossum
                                                --------------------------------
                                                     Steven A. Rossum
                                                     Vice President

                                            Certificate of Authentication:

                                            This is one of the Warrants referred
                                            to in the within mentioned Warrant
                                            Agreement:

                                            WILIMINGTON TRUST COMPANY,
                                            as Warrant Agent

                                            By: /s/ James P. Lawler
                                                --------------------------------
                                            Name:  James P. Lawler
                                            Title: Vice President

                            AIRTRAN HOLDINGS, INC.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on April 12, 2006, each of which represents the right to purchase at any time on or after the Exercisability Date (as defined in the Warrant Agreement) and on or prior to such date 18.02885 shares of Common Stock of the Company, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of April 12, 2001 (the "WARRANT AGREEMENT"), duly executed and delivered by the Company to Wilmington Trust Company, as Warrant Agent (the "WARRANT AGENT"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders (the words "Holders" or "Holder" meaning the registered Holder or registered Holders) of the Warrants.

                  Warrants may be exercised by (i) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) to the extent such exercise is not being effected through a Cashless Exercise, paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

                  If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on April 12, 2006, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

                  As soon as practicable after the exercise of any Warrant or Warrants, but in no event later than the third business day after the Exercise Date, the Company shall issue or cause to be issued to or upon the written order of the registered Holder of this Warrant Certificate, a certificate or certificates evidencing the Warrant Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the Holder of record of such Warrant Shares as of the close of business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the registered Holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to the Company's written instruction, evidencing the number of Warrants, if any, remaining unexercised (unless such Warrants shall have expired).

                  The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock which may be acquired on exercise of the Warrants so presented. If any fraction of a share of Common Stock would be issuable on the exercise of any Warrant or Warrants, the Company shall either (i) pay an amount in cash calculated by the Company to equal the per share Fair Market Value of the Common Stock multiplied by such fraction of a share of Common Stock computed to the nearest whole cent or
(ii) aggregate all such fractional shares of Common Stock into a whole number of shares and sell such aggregated fractional shares on behalf of the Holders entitled thereto in a public or private sale and distribute, on a pro rata basis, the net cash proceeds therefrom to such Holders. While the Company will use its best efforts to secure the best available sale price for such aggregated fractional shares, such price shall not necessarily be the highest price obtainable for such shares. By their acceptances of the Warrant Certificates, Holders expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate or scrip representing a fraction of a share of Common Stock.

                  Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Company and the Warrant Agent may deem and treat the registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                        (FORM OF ELECTION TO EXERCISE)

        (To be executed upon exercise of Warrants on the Exercise Date)


                  The undersigned hereby irrevocably elects to exercise [ ] of the Warrants represented by this Warrant Certificate and purchase the whole number of Warrant Shares issuable upon the exercise of such Warrants and herewith tenders payment for such Warrant Shares in the amount of $[ ] in cash or by certified or official bank check, in accordance with the terms hereof. In lieu of payment of the cash exercise price, the Holder hereof is electing to exercise [ ] Warrants pursuant to a Cashless Exercise for [ ] shares of Common Stock. The undersigned requests that a certificate representing such Warrant Shares be registered in the name of ______________________ whose address is _____________________________ and that such certificate be delivered to
___________________________ whose address is __________________________. Any cash payments to be paid in lieu of a fractional Warrant Share should be made to __________________ whose address is ________________________ and the check representing payment thereof should be delivered to ______________________ whose address is ______________________.

Dated:                    Name of Holder of
                          Warrant Certificate:________________________________

                          ----------------------------------------------------
                          (Please Print)

                          Tax Identification or
                          Social Security Number:_____________________________


                          Address:____________________________________________

                          ----------------------------------------------------

                          ----------------------------------------------------


                          Signature: _________________________________________


                          Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                          Dated: ----------------------------------------------

                          Signature: ------------------------------------------

                          Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                          Signature Guaranteed: -------------------------------